UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

STREAMTRACK, INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-153502	26-2589503
(Commission File Number)	(I.R.S. Employer Identification No.)

347 Chapala Street, Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

(805) 308-9151
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

SECTION 3.	SECURITIES AND TRADING MARKETS	3

Item 3.02	Unregistered Sales of Equity Securities	3

SECTION 9.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS	3

Item 9.01	Financial Statements and Exhibits	3

SIGNATURES		4

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

On March 6, 2013, the Financial Industry Regulatory Authority approved a 1 for 1200 (1:1200) reverse stock split previously announced by StreamTrack, Inc. (the “Company”).

On March 7, 2013, the board of directors of the Company authorized the issuance of 14,868,092 shares of our common stock to RadioLoyalty, Inc., a California corporation (“RL”) for ultimate distribution to RL Shareholders in connection with the asset purchase agreement dated August 31, 2012, and amended October 5, 2012, between the Company and RL.

On March 7, 2013, the board of directors of the Company authorized the issuance of 1,495,313 shares of our common stock to Lux GmbH in exchange for the conversion of 99 outstanding shares of the Company’s Series A Preferred Stock into common stock.

On March 7, 2013, the board of directors of the Company authorized the issuance of 15,104 shares of our common stock to Mark Richardson in exchange for the conversion of 1 outstanding share of the Company’s Series A Preferred Stock into common stock.

A copy of the Company’s news release regarding the stock split and share issuances is attached as Exhibit 99.1 hereto.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description

99.1	Press release dated March 7, 2013, announcing the completion of the stock split, issuance of shares of common stock and completion of StreamTrack’s recapitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STREAMTRACK, INC. (Registrant)

Date: March 7, 2013	/s/ Michael Hill
Michael Hill, Chief Executive Officer